Exhibit 99.1

BLUE WHALE ACQUISITION CORP I

UNAUDITED PRO FORMA BALANCE SHEET AS OF AUGUST 6, 2021

	August 6, 2021	Pro Forma Adjustments		As Adjusted
		(unaudited)		(unaudited)
ASSETS
Cash	$2,000,491	$—		$2,000,491
Prepaid Expense	19,200	—		19,200

Total current assets	2,019,691	—		2,019,691
Cash held in Trust Account	200,000,000	29,408,110	(a)	229,408,110
		588,162	(b)
		(588,162)	(c)

Total Assets	$202,019,691	$29,408,110		231,427,801

LIABILITIES AND SHAREHOLDER’S EQUITY
Current Liabilities
Accounts payable—related party	481,384	—		481,384
Accrued expenses	682,821	—		682,821

Total Current Liabilities	1,164,205	—		1,164,205
Warrant Liability	8,560,000	—		8,560,000
FPA Liability	100,000	—		100,000
Deferred underwriting fee payable	7,000,000	1,029,284	(d)	8,029,284

Total Liabilities	16,824,205	1,029,284		17,853,489

Commitments and Contingencies (Note 6)
Class A ordinary shares subject to possible redemption, 18,019,548 and 20,857,431 at redemption value, respectively	180,195,480	28,378,830	(e)	208,574,310
Shareholder’s Equity
Preference shares—$0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—		—
Class A ordinary shares—$0.0001 par value; 200,000,000 shares authorized; 1,980,452 and 2,083,380 issued and outstanding, respectively	198	294	(a)	208
		(284)	(e)
Class F ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 2,222,222 and 2,548,979 shares issued and outstanding, respectively	222	33	(f)	255
Class G ordinary shares, $0.0001 par value; 30,000,000 shares authorized, 4,444,445 and 5,097,958 shares issued and outstanding, respectively	444	65	(f)	509
Additional paid-in capital	5,346,782	29,407,816	(a)	5,346,670
		588,162	(b)
		(588,162)	(c)
		(1,029,284)	(d)
		(28,378,546)	(e)
		(98)	(f)
Accumulated Deficit	(347,640)	—		(347,640)

Total Shareholder’s Equity	5,000,006	(4)		5,000,002

Total Liabilities and Stockholders’ Equity	202,019,691	$29,408,110		$231,427,801

The accompany notes are an integral part of the financial statement.

NOTE 1—CLOSING OF OVER-ALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of Blue Whale Acquisition Corp I. (the “Company”) as of August 6, 2021, adjusted for the closing of the underwriters’ over-allotment option and related transactions which occurred on August 16, 2021 as described below.

The Company consummated its initial public offering (the “IPO”) of 20,000,000 units (the “Units”). Each Unit consists of one Class A ordinary share, $0.0001 par value per share and one-fourth of one redeemable warrant to purchase one Class A ordinary share. Each whole warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $200,000,000. The Company granted the underwriters in the IPO (the “Underwriters”) a 45-day option to purchase up to 3,000,000 additional Units to cover over-allotments, if any. On August 16, 2021, the Underwriters partially exercised the over-allotment option and purchased an additional 2,940,811 Over-Allotment Units, generating an aggregate of gross proceeds of $29,480,110, incurred $588,162 in cash underwriting fees, and forfeited the remainder of the option, which over-allotment closed on August 18, 2021.

Simultaneously with the closing of the exercise of the overallotment option, the Company completed the private sale (the “Private Placement”) of an aggregate of 294,081 Private Warrants (the “Private Placement Warrants”) to the Company’s Sponsor, Blue Whale Sponsor I LLC, at a purchase price of $2.00 per Private Warrant, generating gross proceeds of $588,162.

Upon closing of the IPO, the Private Placement, and the sale of the Over-Allotment Units, a total of $229,408,110 ($10.00 per Unit) was placed in a U.S.-based trust account at JP Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee.

Pro forma adjustments to reflect the exercise of the Underwriters’ over-allotment option, the sale of the Private Warrants, and the issuance of Class F and G ordinary shares are as follows:

Pro Forma Entries	Debit	Credit
(a) Cash held in trust	$29,408,110
Class A ordinary shares		$294
Additional paid-in capital		$29,407,816
To record sale of 2,940,811 Overallotment Units at $10.00 per Unit
(b) Cash held in trust	$588,162
Additional paid-in capital		$588,162
To record sale of 294,081 Private Warrants at $2.00 per Private Warrant
(c) Additional paid-in capital	$588,162
Cash held in trust		$588,162
To record payment of cash underwriting fee
(d) Additional paid-in capital	$1,029,284
Deferred underwriting fee payable		$1,029,284
To record additional Deferred underwriters’ fee arising from the sale of Overallotment Units
(e) Class A ordinary shares	$284
Additional paid-in capital	$28,378,546
Class A ordinary shares subject to possible redemption		$28,378,830
To record Class A ordinary shares out of permanent equity into mezzanine redeemable shares
(f) Additional paid-in capital	$98
Class F ordinary shares		$33
Class G ordinary shares		$65
To record the additional Class F and Class G ordinary shares issued as a result of the partial exercise